UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2024

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 N. Franklin
Chicago, IL 60606
(Address of principal executive offices) (Zip Code)
(312) 822-5000
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $2.50	"CNA"	New York Stock Exchange
Chicago Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
In its Current Report on Form 8-K filed on September 18, 2024 (the “Original Report”), the Registrant (“CNA” or the “Company”) reported that a CNA subsidiary (the “Subsidiary”), as sponsor of the CNA Employee Retirement Plan Trust (the “Plan”), was evaluating potential counterparties in connection with the potential purchase of a group annuity contract, under which the Plan would transfer to one of the counterparties a portion of the Plan’s defined benefit pension obligations.
ITEM 8.01 Other Events.
On October 3, 2024, the Subsidiary, as Plan sponsor, entered into a commitment agreement with Metropolitan Life Insurance Company (the "Insurer") under which the Plan agreed to purchase a nonparticipating single premium group annuity contract that will transfer to the Insurer approximately $1,045 million of the Plan’s defined benefit pension obligations.
The purchase of the group annuity contract is anticipated to close on October 10, 2024, subject to customary closing conditions. The contract will cover approximately 7,600 Plan participants and beneficiaries (the “Transferred Participants”), representing approximately 60% of the Plan’s obligations. Under the group annuity contract, the Insurer will make an irrevocable commitment, and will be solely responsible, to pay the pension benefits of each Transferred Participant that are due on and after January 1, 2025. The transaction will result in no changes to the amount of benefits payable to the Transferred Participants.
The purchase of the group annuity contract will be funded directly by assets of the Plan and will not require any cash or asset contributions from the Company. As a result of the transaction, the Company currently expects to recognize a one-time non-cash pretax pension settlement charge of approximately $370 million ($290 million, net of tax) in the fourth quarter of 2024. This charge is largely driven by the accelerated recognition of the Company’s actuarial pension loss from Accumulated other comprehensive income into Net income, which such acceleration does not impact Stockholders' equity. The actual charge will depend on finalization of actuarial and other assumptions. This charge will not impact the Company’s core income (non-GAAP) or cash flow for the fourth quarter or full year 2024.
Forward-Looking Statements
This Form 8-K includes statements that relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this Form 8-K are made by CNA as of the date of this Form 8-K. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this Form 8-K, even if CNA’s expectations or any related events, conditions or circumstances change.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:
See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: October 4, 2024	By	/s/ Scott R. Lindquist
(Signature)
Scott R. Lindquist Executive Vice President and Chief Financial Officer